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                                                                     EXHIBIT 1.1

                                  $300,000,000


                              DEL MONTE CORPORATION


                   9 1/4% SENIOR SUBORDINATED NOTES DUE 2011






                               PLACEMENT AGREEMENT







May 3, 2001


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                                                                     May 3, 2001


Morgan Stanley & Co. Incorporated
Banc of America Securities LLC
Deutsche Banc Alex. Brown Inc.
Chase Securities Inc.
ABN AMRO Incorporated
BMO Nesbitt Burns Corp.
c/o     Morgan Stanley & Co. Incorporated
        1585 Broadway
        New York, New York 10036

Dear Sirs and Mesdames:

        DEL MONTE CORPORATION, a New York corporation (the "COMPANY"), proposes to issue and sell to the several purchasers named in Schedule I hereto (the "PLACEMENT AGENTS") $300,000,000 principal amount of its 9 1/4% Senior Subordinated Notes due 2011 (the "SECURITIES") to be issued pursuant to the provisions of an Indenture (the "INDENTURE") among the Company, Del Monte Foods Company, a Delaware corporation ("HOLDINGS"), and Bankers Trust Company, as Trustee (the "TRUSTEE"). In connection with the issuance of the Securities, the Company and Holdings will enter into a Registration Rights Agreement (the "Registration Rights Agreement") with the Placement Agents. The Securities will be guaranteed by Holdings pursuant to guarantees (the "GUARANTEES") endorsed on the Securities.

        The Securities will be offered without being registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), to qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act and in offshore transactions in reliance on Regulation S under the Securities Act ("REGULATION S").

        In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum (the "PRELIMINARY MEMORANDUM") and will prepare a final offering memorandum (the "FINAL MEMORANDUM" and the Preliminary Memorandum, each a "MEMORANDUM") including or incorporating by reference a description of the terms of the Securities, the terms of the offering and a description of the Company and Holdings. As used herein, the term "Memorandum" shall include in each case the documents incorporated by reference therein. The terms "SUPPLEMENT," "AMENDMENT" and "AMEND" as used herein with respect to a Memorandum shall include all documents deemed to be incorporated by reference in the Preliminary Memorandum or Final Memorandum, as the case may be, that are filed subsequent to the date of such Memorandum with the Securities and Exchange Commission (the "COMMISSION") pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

        1. Representations and Warranties. The Company and Holdings, jointly and severally, represent and warrant to, and agree with, you that:

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               (a) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated or deemed to be incorporated by reference in either Memorandum complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder and (ii) the Preliminary Memorandum does not contain, and the Final Memorandum, in the form used by the Placement Agents to confirm sales and on the Closing Date (as defined in Section 4), will not contain, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in either Memorandum based upon information relating to any Placement Agent furnished to the Company in writing by such Placement Agent through you expressly for use therein.

               (b) Each of the Company and Holdings has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in each Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on Holdings, the Company and the Company's subsidiaries (the "Subsidiaries"), taken together as a whole. Holdings does not have any subsidiaries other than the Company.

               (c) Each Subsidiary has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in each Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on Holdings, the Company and the Subsidiaries, taken together as a whole; all of the issued shares of capital stock of the Company and each Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company or Holdings, as the case may be, free and clear of all liens, encumbrances, equities or claims, except that the shares of capital stock of the Company secure the obligations of Holdings under its existing credit facility.

               (d) This Agreement has been duly authorized, executed and delivered by the Company and Holdings.

               (e) The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Placement Agents in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity, and will be entitled to the benefits of the Indenture; and the Guarantees have been duly authorized and, when the Guarantees and


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        the Securities have been executed and the Securities have been authenticated, all in accordance with the provisions of the Indenture, and the Securities have been delivered to and paid for by the Placement Agents in accordance with the terms of this Agreement, the Guarantees will be valid and binding obligations of Holdings, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity and will be entitled to the benefits of the Indenture.

               (f) The Indenture has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company and Holdings, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity; and the Registration Rights Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity.

               (g) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture, the Registration Rights Agreement and the Securities and the execution and delivery by Holdings of, and the performance by Holdings of its obligations under, this Agreement, the Indenture, the Registration Rights Agreement and the Guarantees will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or Holdings or any agreement or other instrument binding upon the Company or Holdings or any of the Subsidiaries that is material to Holdings or the Company and the Subsidiaries, taken together as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over Holdings or the Company or any of the Subsidiaries, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture, the Registration Rights Agreement or the Securities or for the performance by Holdings of its obligations under this Agreement, the Indenture, the Registration Rights Agreement and the Guarantees, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities and except such as may be required under the Securities Act in connection with the performance by the Company and Holdings of their obligations under the Registration Rights Agreement.

               (h) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of Holdings, the Company and the Subsidiaries, taken together as a whole from that set forth in the Final Memorandum.

               (i) There are no legal or governmental proceedings pending or threatened to which the Company or Holdings or any of the Subsidiaries is a party or to which any of the properties of the Company or Holdings or any of the Subsidiaries is subject, other than proceedings accurately described in all material respects in each Memorandum and proceedings that would not have a material adverse effect on (i) Holdings, the Company


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        and the Subsidiaries, taken together as a whole, (ii) the power or ability of the Company to perform its obligations under this Agreement, the Indenture, the Registration Rights Agreement or the Securities or to consummate the transactions contemplated by the Final Memorandum, or
        (iii) on the power or ability of Holdings to perform its obligations under this Agreement, the Indenture, the Registration Rights Agreement or the Guarantees.

               (j) The Company, Holdings and the Subsidiaries (i) are in compliance with all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on Holdings, the Company and the Subsidiaries, taken together as a whole.

               (k) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on Holdings, the Company and the Subsidiaries, taken together as a whole.

               (l) Neither the Company nor Holdings is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum, neither the Company nor Holdings will be required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

               (m) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an "Affiliate," which term includes, without limitation, Holdings) of the Company has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) that is or will be integrated with the sale of the Securities or the Guarantees in a manner that would require the registration under the Securities Act of the Securities or the Guarantees, or (ii) engaged in any form of general solicitation or general advertising (as those forms are used in Regulation D under the Securities Act) in connection with the offering of the Securities or the Guarantees or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

               (n) None of the Company, its Affiliates or any person acting on its or their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities or the Guarantees and the Company and its


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        Affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S.

               (o) Assuming the accuracy of the representations and warranties and the performance of the agreements of the Placement Agents contained in Section 7 of this Agreement, it is not necessary in connection with the offer, sale and delivery of the Securities or the Guarantees to the Placement Agents in the manner contemplated by this Agreement to register the Securities or the Guarantees under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT").

               (p) Assuming the accuracy of the representations and warranties and the performance of the agreements of the Placement Agents contained in Section 7 of this Agreement, the Securities and the Guarantees satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.

               (q) Subsequent to the respective dates as of which information is given in the Memorandum, (1) Holdings, the Company nor the Subsidiaries have incurred any material liability or obligation, direct or contingent, or entered into any material transaction not in the ordinary course of business; (2) neither the Company nor Holdings has purchased any of its outstanding capital stock, or declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (3) there has not been any material adverse change in the capital stock, short-term debt or long-term debt of the Holdings, the Company and the Subsidiaries, except in each case as described in the Memorandum.

               (r) Holdings, the Company and the Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them that is material to the business of Holdings, the Company and the Subsidiaries, taken together as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Memorandum or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by Holdings, the Company and the Subsidiaries; and any real property and buildings held under lease by Holdings, the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by Holdings, the Company and the Subsidiaries, in each case except as described in the Memorandum.

               (s) Holdings, the Company and the Subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and none of Holdings, the Company or any of the Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision,


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        ruling or finding, would result in any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of Holdings, the Company and the Subsidiaries, taken together as a whole.

               (t) No material labor dispute with the employees of Holdings, the Company or any of the Subsidiaries exists, except as described in the Memorandum, or, to the knowledge of Holdings, the Company or any of the Subsidiaries, is imminent; and none of Holdings, the Company or any of the Subsidiaries is aware of any existing, threatened or imminent labor disturbance by the employees of any of its or their principal suppliers, manufacturers or contractors that could result in any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of Holdings, the Company and the Subsidiaries, taken together as a whole.

               (u) Holdings, the Company and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; none Holdings, the Company or any of the Subsidiaries has been refused any insurance coverage sought or applied for; and none of Holdings, the Company or any of the Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of Holdings, the Company and the Subsidiaries, taken together as a whole, except as described in the Memorandum.

               (v) Holdings, the Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign authorities necessary to conduct their respective businesses, and none of Holdings, the Company or any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of Holdings, the Company and the Subsidiaries, taken together as a whole, except as described in the Memorandum.

               (w) Holdings, the Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management's general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (3) access to assets is permitted only in accordance with management's general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

        2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Placement Agents, and each Placement Agent, upon the basis of the representations and


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warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth in Schedule I hereto opposite its name at a purchase price of 97.25% of the principal amount thereof (the "PURCHASE PRICE").

        The Company and Holdings hereby agree that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Placement Agents, they will not, during the period beginning on the date hereof and continuing through and including the Closing Date, offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or Holdings or warrants to purchase debt securities of the Company or Holdings substantially similar to the Securities (other than the sale of the Securities under this Agreement).

        3. Terms of Offering. You have advised the Company that the Placement Agents will make an offering of the Securities purchased by the Placement Agents hereunder on the terms to be set forth in the Final Memorandum, as soon as practicable after this Agreement is entered into as in your judgment is advisable.

        4. Payment and Delivery. Payment for the Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Securities for the respective accounts of the several Placement Agents at 10:00 a.m., New York City time, on May 15, 2001, or at such other time on the same or such other date, not later than May 22, 2001, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE."

        Certificates for the Securities shall be in definitive form or global form, as specified by you, and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date. The certificates evidencing the Securities shall be delivered to you on the Closing Date for the respective accounts of the several Placement Agents, with any transfer taxes payable in connection with the transfer of the Securities to the Placement Agents duly paid, against payment of the Purchase Price therefor.

        5. Conditions to the Placement Agents' Obligations. The several obligations of the Placement Agents to purchase and pay for the Securities on the Closing Date are subject to the following conditions:

               (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                      (i) there shall not have occurred any downgrading, nor
               shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or Holdings or any of the Company's or Holdings' securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                      (ii) there shall not have occurred any change, or any
               development involving a prospective change, in the condition, financial or otherwise, or in the


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               earnings, business or operations of Holdings, the Company and the
               Subsidiaries, taken together as a whole, from that set forth in the Final Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Final Memorandum.

               (b) The Placement Agents shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

               (c) The Placement Agents shall have received on the Closing Date an opinion of Gibson, Dunn & Crutcher LLP, outside counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit A. Such opinion shall be rendered to the Placement Agents at the request of the Company and shall so state therein.

               (d) The Placement Agents shall have received on the Closing Date an opinion of Scott T. Rickman, Associate General Counsel of Holdings, dated the Closing Date, to the effect set forth in Exhibit B. Such opinion shall be rendered to the Placement Agents at the request of the Company and shall so state therein.

               (e) The Placement Agents shall have received on the Closing Date an opinion of Brown & Wood LLP, counsel for the Placement Agents, dated the Closing Date, to the effect set forth in Exhibit C.

               (f) The Placement Agents shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Placement Agents, from KPMG LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Final Memorandum; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

               (g) The Placement Agents shall have received on each of the date hereof and the Closing Date a certificate, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Placement Agents, from the Company, signed by the principal financial or accounting officer of the Company, to the effect that the signer of such certificate has performed ( or members of his staff acting under his supervision have performed) certain specified procedures as a result of which such signer has determined that certain numerical and statistical information set forth in the Final


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        Memorandum, specified by the Placement Agents, has been derived from, and agrees with, the records of the Company.

               (h) Prior to the Closing Date, Holdings and the Company will have duly authorized and executed, and the other parties thereto will have executed, the Credit Agreement (as defined in the Indenture); on the Closing Date, the Credit Agreement will have been duly delivered by the parties thereto, Holdings and the Company will have satisfied all conditions to closing under the Credit Agreement, the existing credit facility described in the Final Memorandum under "Description of Existing Indebtedness -- The Existing Credit Facility" will be terminated, and the Credit Agreement will be a valid and binding agreement of Holdings and the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity.

        6. Covenants of the Company and Holdings. In further consideration of the agreements of the Placement Agents contained in this Agreement, the Company and Holdings covenant with each Placement Agent as follows:

               (a) To furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(c), as many copies of the Final Memorandum, any documents incorporated by reference therein and any supplements and amendments thereto as you may reasonably request.

               (b) Before amending or supplementing either Memorandum, to furnish to you a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which you reasonably object.

               (c) If, during such period after the date hereof and prior to the date on which all of the Securities shall have been sold by the Placement Agents, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Memorandum in order to make the statements therein, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Placement Agents, it is necessary to amend or supplement the Final Memorandum to comply with applicable law, forthwith to prepare and furnish to the Placement Agents, either amendments or supplements to the Final Memorandum so that the statements in the Final Memorandum as so amended or supplemented will not, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, be misleading or so that the Final Memorandum, as amended or supplemented, will comply with applicable law. If, in accordance with the preceding sentence, it shall be necessary to amend or supplement the Final Memorandum at any time prior to the expiration of nine months after the date hereof, the Company shall prepare, file and furnish such amendment or supplement at its own expense. Thereafter, the Placement Agents shall bear the expense of preparing, filing and furnishing any such amendment or supplement.


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               (d) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

               (e) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's and Holdings' counsel and the Company's and Holdings' accountants in connection with the issuance and sale of the Securities and all other fees or expenses in connection with the preparation of each Memorandum and all amendments and supplements thereto, including all printing costs associated therewith, and the delivering of copies thereof to the Placement Agents, in the quantities herein above specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Placement Agents, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Placement Agents in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) any fees charged by rating agencies for the rating of the Securities, (v) the fees and expenses, if any, incurred in connection with the admission of the Securities for trading in PORTAL or any appropriate market system, (vi) the costs and charges of the Trustee and any transfer agent, registrar or depositary, (vii) the cost of the preparation, issuance and delivery of the Securities,
        (viii) the costs and expenses of the Company and Holdings relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and Holdings and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (ix) all other cost and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8, and the last paragraph of Section 10, the Placement Agents will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

               (f) Neither the Company nor any Affiliate will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Securities or the Guarantees in a manner which would require the registration under the Securities Act of the Securities or the Guarantees.

               (g) Not to solicit any offer to buy or offer or sell the Securities or the Guarantees by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

               (h) While any of the Securities or the Guarantees endorsed thereon remain "restricted securities" within the meaning of the Securities Act, to make available, upon request, to any seller or holder of such Securities or any prospective purchaser designated by such seller or holder, the information specified in Rule 144A(d)(4) under the Securities Act, unless Holdings is then subject to Section 13 or 15(d) of the Exchange Act.

               (i) If requested by you, to use its reasonable best efforts to permit the Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL Market.

               (j) None of the Company, its Affiliates or any person acting on its or their behalf will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Securities or the Guarantees, and the Company and its Affiliates and each person acting on its or their behalf will comply with the offering restrictions requirement of Regulation S.

               (k) During the period of two years after the Closing Date, the Company and Holdings will not, and will not permit any of their respective "affiliates" (as defined in Rule 144 under the Securities
        Act) to resell any of the Securities which constitute "restricted securities" under Rule 144 that have been reacquired by any of them.

        7. Offering of Securities; Restrictions on Transfer. (a) Each Placement Agent, severally and not jointly, represents and warrants that such Placement Agent is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a "QIB"). Each Placement Agent, severally and not jointly, agrees with the Company that (i) it will not solicit offers for, or offer or sell, Securities or Guarantees by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (ii) it will solicit offers for Securities only from, and will offer Securities only to, persons that it reasonably believes to be (A) in the case of offers inside the United States, QIBs and (B) in the case of offers outside the United States, to persons other than U.S. persons ("FOREIGN PURCHASERS," which term shall include dealers or other professional fiduciaries organized in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) in reliance upon Regulation S under the Securities Act that, in each case, in purchasing such Securities are deemed to have represented and agreed as provided in the Final Memorandum under the caption "Transfer Restrictions."

        As used in this Section 7(a), the terms "UNITED STATES" and "U.S. PERSON" have the meanings set forth in Regulation S under the Securities Act.


               (b) Each Placement Agent, severally and not jointly, represents, warrants, and agrees with respect to offers and sales outside the United States that:

                      (i) such Placement Agent understands that no action has
               been or will be taken in any jurisdiction by the Company that would permit a public offering of the Securities or the Guarantees, or possession or distribution of either Memorandum or any other offering or publicity material relating to the Securities or the Guarantees, in any country or jurisdiction where action for that purpose is required;

                      (ii) such Placement Agent will comply with all applicable
               laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities or Guarantees or has in its possession or distributes either Memorandum or any such other material, in all cases at its own expense;

                      (iii) the Securities and the Guarantees have not been
               registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Rule 144A or Regulation S under the Securities Act or pursuant to another exemption from the registration requirements of the Securities Act;

                      (iv) such Placement Agent has offered the Securities and
               the Guarantees and will offer and sell the Securities and the Guarantees (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S or as otherwise permitted in Section 7(a); accordingly, neither such Placement Agent, its Affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation
               S) with respect to the Securities or the Guarantees, and any such Placement Agent, its Affiliates and any such persons have complied and will comply with the offering restrictions requirement of Regulation S;

                      (v) such Placement Agent has (A) not offered or sold and,
               [prior to the date six months after the Closing Date,] will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended; (B) complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom, and (C) only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996, as amended, or is a person to whom such document may otherwise lawfully be issued or passed on;

                      (vi) such Placement Agent understands that the Securities
               and the Guarantees have not been and will not be registered under the Securities and Exchange Law of Japan, and represents that it has not offered or sold, and agrees not to offer or sell, directly or indirectly, any Securities or Guarantees in Japan or for the account of any resident thereof except pursuant to any exemption from the registration requirements of the Securities and Exchange Law of Japan and otherwise in compliance with applicable provisions of Japanese law; and

                      (vii) such Placement Agent agrees that, at or prior to
               confirmation of sales of the Securities, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

                      "The securities covered hereby have not been registered
               under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S."

        Except when the context otherwise requires, terms used in this Section 7(b) have the meanings given to them by Regulation S.

        8. Indemnity and Contribution. (a) The Company and Holdings, jointly and severally, agree to indemnify and hold harmless each Placement Agent and each person, if any, who controls any Placement Agent within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in either Memorandum (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Placement Agent furnished to the Company in writing by such Placement Agent through you expressly for use therein.

               (b) Each Placement Agent agrees, severally and not jointly, to indemnify and hold harmless the Company and Holdings, their respective directors and officers and each person, if any, who controls the Company or Holdings within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and Holdings to such Placement Agent, but only with reference to information relating to such Placement Agent furnished to the

        Company in writing by such Placement Agent through you expressly for use in either Memorandum or any amendments or supplements thereto.

               (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to
        Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 90 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

               (d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and Holdings on the one hand and the Placement Agents on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company and Holdings on the one hand and of the Placement Agents on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and Holdings on the one hand and the Placement Agents on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total discounts and commissions received by the Placement Agents, in each case as set forth in the Final Memorandum, bear to the aggregate offering price of the Securities. The relative fault of the Company and Holdings on the one hand and of the Placement Agents on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and Holdings or by the Placement Agents and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Placement Agents' respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amount of Securities they have purchased hereunder, and not joint.

               (e) The parties agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Placement Agents were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Placement Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Securities resold by it in the initial placement of such Securities were offered to investors exceeds the amount of any damages that such Placement Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
        Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

               (f) The indemnity and contribution provisions contained in this
        Section 8 and the representations, warranties and other statements of the Company and Holdings contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Placement Agent or any person controlling any Placement Agent or by or on behalf of the Company, Holdings, their respective officers or directors or any person controlling the Company or Holdings and (iii) acceptance of and payment for any of the Securities.

        9. Termination. This Agreement shall be subject to termination by notice given by you to the Company and Holdings, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company or Holdings shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses 9(a)(i) through 9(a)(iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Final Memorandum.

        10. Effectiveness; Defaulting Placement Agents. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

        If, on the Closing Date, any one or more of the Placement Agents shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Placement Agent or Placement Agents agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, the other Placement Agents shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Placement Agents, or in such other proportions as you may specify, to purchase the Securities which such defaulting Placement Agent or Placement Agents agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Placement Agent has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Placement Agent. If, on the Closing Date, any Placement Agent or Placement Agents shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Placement Agent or of the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Final Memorandum or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Placement Agent from liability in respect of any default of such Placement Agent under this Agreement.

        If this Agreement shall be terminated by the Placement Agents, or any of them, because of any failure or refusal on the part of the Company or Holdings to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or Holdings shall be unable to perform their respective obligations under this Agreement, the Company and Holdings will reimburse the Placement Agents or such Placement Agents as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably incurred by such Placement Agents in connection with this Agreement or the offering contemplated hereunder.

        11. Counterparts. This Agreement may be signed in any number of counterparts, which may be delivered by facsimile, each of which shall be an original, with the same effect as if the actual signatures thereto and hereto were upon the same instrument.

        12. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

        13. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                     Very truly yours,

                                        DEL MONTE CORPORATION


                                        By: /s/ Thomas E. Gibbons
                                                -------------------------------
                                                Name:  Thomas E. Gibbons
                                                Title: Senior Vice President and
                                                       Treasurer

                                        DEL MONTE FOODS COMPANY


                                        By: /s/ Thomas E. Gibbons
                                                -------------------------------
                                                Name:  Thomas E. Gibbons
                                                Title: Senior Vice President and
                                                       Treasurer

Accepted as of the date hereof

Morgan Stanley & Co. Incorporated
Banc of America Securities LLC
Deutsche Banc Alex. Brown Inc.
Chase Securities Inc.
ABN AMRO Incorporated
BMO Nesbitt Burns Corp.

Acting severally on behalf of themselves and the several Placement Agents named in
     Schedule I hereto.

By: Morgan Stanley & Co. Incorporated



By: /s/ Bryan W. Andrzejewski
    ---------------------------------
     Name:  Bryan W. Andrzejewski
     Title: Principal

                                                                      SCHEDULE I

                                                                         PRINCIPAL AMOUNT OF
                   PLACEMENT AGENT                                   SECURITIES TO BE PURCHASED
              --------------------------                             --------------------------
Morgan Stanley & Co. Incorporated.............................
Banc of America Securities LLC................................
Deutsche Banc Alex. Brown Inc. ...............................
Chase Securities Inc. ........................................
ABN AMRO Incorporated.........................................
BMO Nesbitt Burns Corp. ......................................
        Total:................................................


                                                                       EXHIBIT A


                   OPINION OF OUTSIDE COUNSEL FOR THE COMPANY


        The opinion of the outside counsel for the Company, to be delivered pursuant to Section 5(a) of the Placement Agreement shall be to the effect that:

        A. Each of the Company and Holdings has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own its property and to conduct its business as described in the Final Memorandum.

        B. The Placement Agreement has been duly authorized, executed and delivered by the Company and Holdings.

        C. The Securities have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Placement Agents in accordance with the terms of the Placement Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, and will be entitled to the benefits of the Indenture; and the Guarantees have been duly authorized and, when the Guarantees and the Securities have been executed and the Securities have been authenticated, all in accordance with the provisions of the Indenture, and the Securities have been delivered to and paid for by the Placement Agents in accordance with the terms of the Placement Agreement, the Guarantees will be valid and binding obligations of Holdings, enforceable in accordance with their terms.

        D. The Indenture has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company and Holdings, enforceable in accordance with its terms; and the Registration Rights Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company and Holdings, enforceable in accordance with its terms.

        E. The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Placement Agreement, the Indenture, the Registration Rights Agreement and the Securities and the execution and delivery by Holdings of, and the performance by Holdings of its obligations under, the Placement Agreement, the Indenture, the Registration Rights Agreement and the Guarantees will not contravene any provision of California, New York or United States federal law or the Delaware General Corporation Law known by us to be applicable to the Company or Holdings and implicated in similar transactions, or the certificate of incorporation or by-laws of the Company or Holdings or the amended and restated credit facility, and to our knowledge no consent, approval, authorization or order of, or qualification with, any California, New York, Delaware or United States federal governmental body or agency is required for the performance by the Company of its obligations under the Placement Agreement, the Indenture, the Registration Rights Agreement or the Securities or for the performance by Holdings of its obligations under the Placement Agreement, the Indenture, the Registration Rights Agreement or the Guarantees, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities and the Guarantees and such as may be required under the Securities Act in connection with the performance by the Company and Holdings of their obligations under the Registration Rights Agreement.

        F. Neither the Company nor Holdings is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum, neither the Company nor Holdings will be required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

        G. The statements in the Final Memorandum under the captions "Description of Amended and Restated Credit Facility," "Description of Existing Indebtedness", "Description of the Notes" and "Transfer Restrictions", in each case, insofar as such statements constitute summaries of the Indenture, the Securities, the Guarantees, the Registration Rights Agreement, or of the other documents, legal matters or proceedings referred to therein, fairly summarize the matters referred to therein in all material respects.

        H. The statements in the Final Memorandum under the caption "Certain Federal Income Tax Considerations," insofar as such statements constitute a summary of the United States federal tax laws referred to therein, are accurate and fairly summarize in all material respects the United States federal tax laws referred to therein.

        I. Assuming the accuracy of the representations and warranties and the performance of the obligations of the Company, Holdings and the Placement Agents contained in the Placement Agreement and of each of the persons to whom the Placement Agents initially resells the Securities as specified in the Final Memorandum, it is not necessary in connection with the offer, sale and delivery of the Securities to the Placement Agents under the Placement Agreement or in connection with the initial resale of such Securities by the Placement Agents in accordance with the Placement Agreement to register the Securities or the Guarantees under the Securities Act or to qualify the Indenture under the Trust Indenture Act, it being understood that no opinion is expressed as to any subsequent resale or other transfer of any Security.

        During the course of preparing the Final Memorandum, we participated in conferences with representatives of the Company and their independent accountants and your representatives and your counsel, at which conferences the contents of the Final Memorandum and related matters were discussed and have read each document filed under the Exchange Act and incorporated by reference in the Final Memorandum. Because the purpose of our professional engagement was not to establish or confirm factual matters and because the scope of our examination of the affairs of Holdings and the Company did not permit us to verify the accuracy, completeness or fairness of the statements set forth in the Final Memorandum, except as specifically noted herein, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Final Memorandum and we make no representation, express or implied, that we have independently verified the accuracy, completeness or fairness of such statements. However, based on and subject to the foregoing, (i) nothing has come to our attention that would lead us to believe that the Final Memorandum, on May 3, 2001 or on the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (ii) we believe that the documents incorporated by reference in the Final Memorandum, as of the date hereof, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission; provided, however, that, with respect to clauses (i) and (ii), we express no opinion or belief as to the financial statements, schedules or other financial or statistical data contained in or omitted from the Final Memorandum.

                                                                       EXHIBIT B

                           OPINION OF INTERNAL COUNSEL


        The opinion of the Internal Counsel of the Company, to be delivered pursuant to Section 5(d) of the Placement Agreement shall be to the effect that:

        A. Each of the Company and Holdings is duly qualified to transact business and is in good standing in the State of California and each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or in good standing would not have a material adverse effect on Holdings and the Company and its subsidiaries, taken together as a whole.

        B. Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Final Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or in good standing would not have a material adverse effect on Holdings and the Company and its subsidiaries, taken together as a whole; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except as described in the Final Memorandum.

        C. The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Placement Agreement, the Indenture, the Registration Rights Agreement and the Securities and the execution and delivery by Holdings of, and the performance by Holdings of its obligations under, the Placement Agreement, the Indenture, the Registration Rights Agreement and the Guarantees will not contravene any provision of California or federal law or the Delaware General Corporation Law known by such counsel to be applicable to Holdings or the Company or the certificate of incorporation or by-laws of the Company or Holdings or, to the best of such counsel's knowledge, any agreement or other instrument binding upon the Company or Holdings or any of the subsidiaries of the Company that is material to Holdings and the Company and its subsidiaries, taken together as a whole, or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or Holdings or any of the subsidiaries of the Company, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under the Placement Agreement, the Indenture, the Registration Rights Agreement or the Securities or for the performance by Holdings of its obligations under the Placement Agreement, the Indenture, the Registration Rights Agreement and the Guarantees, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities and such as may be required under the Securities Act in connection with the performance by the Company and Holdings of their respective obligations under the Registration Rights Agreement.

        D. After due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or Holdings or any of the subsidiaries of the Company is a party or to which any of the properties of the Company or Holdings or any of the subsidiaries of the Company is subject, other than proceedings fairly summarized in all material respects in the Final Memorandum and proceedings which such counsel believes are not likely to have a material adverse effect on Holdings and the Company and its subsidiaries, taken together as a whole, or on the power or ability of the Company to perform its obligations under the Placement Agreement, the Indenture, the Registration Rights Agreement or the Securities or to consummate the transactions contemplated by the Final Memorandum or on the power or ability of Holdings to perform its obligations under the Placement Agreement, the Indenture, the Registration Rights Agreement and the Guarantees.

        E. The Company and Holdings and the subsidiaries of the Company (i) are in compliance with any and all applicable Environmental Laws, (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on Holdings and the Company and its subsidiaries, taken together as a whole.

                                                                       EXHIBIT C

                           OPINION OF BROWN & WOOD LLP

        The opinion of Brown & Wood LLP to be delivered pursuant to Section 5(e) of the Placement Agreement shall be to the effect set forth in paragraphs (B),
(C), (D) and (I) and the last paragraph of Exhibit A to the Placement Agreement and to the further effect that the statements in the Final Memorandum under the captions "Description of the Notes" and "Transfer Restrictions," insofar as such statements constitute summaries of the provisions of the Indenture, Securities, Guarantees or Registration Rights Agreement or of the legal matters referred to therein, fairly summarize the matters referred to therein in all material respects.

        With respect to the matters set forth in the last paragraph of Exhibit A to the Placement Agreement, Brown & Wood LLP may state that their belief is based upon their participation in the preparation of the Final Memorandum (and any amendments or supplements thereto) and review and discussion of the contents thereof (including the review of, but not participation in the preparation of, the documents incorporated or deemed to be incorporated by reference therein), but are without independent check or verification except as specified.



                                     C-1